                                                                    Exhibit 99.1

[LOGO of DEL Global
Technologies
Corp.]

                              FOR IMMEDIATE RELEASE

                        DEL GLOBAL TECHNOLOGIES ACQUIRES
     FULL OWNERSHIP OF ITS MAJORITY-OWNED VILLA SISTEMI MEDICALI SUBSIDIARY

VALHALLA, NY - December 27, 2005 -- Del Global Technologies Corp. (DGTC) ("Del
Global" or "the Company") today announced that it has acquired the remaining shares of capital stock of its Italian subsidiary, Villa Sistemi Medicali S.p.A.
("Villa"), that it did not already own. The Company had previously held 80% of
Villa. As a result of this transaction, Villa is now a 100% owned subsidiary of
Del Global. Total consideration was comprised of a combination of cash of
$2,950,000 and 904,762 restricted shares of Del Global common stock.

Founded in 1961 and based in Milan, Villa is the largest manufacturer of medical and dental x-ray  imaging  devices in Italy.  Villa's ISO  9001:2000 and EN46001 certified  facility designs and  manufactures a broad medical product  portfolio that covers conventional and digital R/F imaging,  general  radiographic imaging and mobile x-ray systems.  Villa's dental X-ray devices  include a wide range of intra-oral  and  panoramic  systems.

Walter F.  Schneider,  President  and Chief  Executive  Officer  of Del  Global,
stated,  "Achieving  total  ownership  of Villa  is an  important  step  towards implementing the Company's previously  announced global sales initiative.  Villa has developed a well recognized  and highly  regarded  brand name,  and products manufactured  by Villa are in operation  all over the world.  We fully expect to leverage  the brand equity and core  competencies  of both Villa and Del Medical
Imaging  to  create  a  single,  cohesive,  international  sales  and  marketing organization  with the mission of  strengthening  the  Company's  global  market penetration in diagnostic imaging systems."

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture
and  marketing  of  cost-effective   medical  imaging  and  diagnostic   systems
consisting of stationary and portable  x-ray systems,  radiographic/fluoroscopic systems,  dental imaging systems and proprietary  high-voltage  power conversion subsystems for medical and other critical industrial  applications.  Through its
RFI  subsidiary,  Del  Global  manufactures  electronic  filters,  high  voltage capacitors, pulse modulators,  transformers and reactors, and a variety of other products  designed  for  industrial,  medical,  military  and  other  commercial applications.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

CONTACT:
Del Global Technologies Corp.                                          INVESTOR RELATIONS:
Walter F. Schneider, President & Chief Executive Officer               The Equity Group Inc.
Mark Koch, Principal Accounting Officer                                Devin Sullivan (212) 836-9608
(914) 686-3650                                                         Maura Gedid (212) 836-9605